Exhibit 4.5


                                                                  Execution Copy



                      Resale Registration Rights Agreement

                                      among

                        TEVA PHARMACEUTICAL FINANCE B.V.,

                     TEVA PHARMACEUTICAL INDUSTRIES LIMITED,

                              LEHMAN BROTHERS INC.

                                       and

                            SALOMON SMITH BARNEY INC.



                          DATED AS OF NOVEMBER 18, 2002

     RESALE REGISTRATION RIGHTS AGREEMENT, dated as of November 18, 2002 among Teva Pharmaceutical Finance B.V., a company organized under the laws of the Netherlands Antilles (herein referred to as the "Company"), Teva Pharmaceutical Industries Limited, a Company organized under the laws of Israel (together with any successor entity, herein referred to as the "Guarantor"), Lehman Brothers Inc. and Salomon Smith Barney Inc. (collectively, the "Initial Purchasers").

     Pursuant to the Purchase Agreement, dated November 13, 2002, among the Company, the Guarantor and the Initial Purchasers (the "Purchase Agreement"), the Initial Purchasers have agreed to purchase from the Company up to $375,000,000 ($450,000,000 if the Initial Purchasers exercise their purchase option in full) in aggregate principal amount of the Company's 0.375% Convertible Senior Debentures due 2022 (the "Debentures"), which Debentures are to be guaranteed by the Guarantor (the "Guarantor"). The Debentures will be convertible into fully paid, nonassessable ordinary shares evidenced by American Depositary Receipts of the Guarantor (the "ADRs") on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Debentures and the Guarantees, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 3(q) of the Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

     Advice: As defined in Section 4(c)(ii) hereof.

     Additional Amounts: As defined in Section 3(a) hereof.

     ADRs: As defined in the preamble hereto.

     Affiliate: As such term is defined in Rule 405 under the Securities Act.

     Agreement: This Resale Registration Rights Agreement.

     Blue Sky Application: As defined in Section 6(a) hereof.

     Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Business Day: A day other than a Saturday or Sunday or any federal holiday in the United States.

     Closing Date: The date of this Agreement.

     Commission: Securities and Exchange Commission.

     Damages Payment Date: Each Interest Payment Date. For purposes of this Agreement, if no Debentures are outstanding, "Damages Payment Date" shall mean each November 15 and May 15.

     Debentures: As defined in the preamble hereto.

     Effectiveness Period: As defined in Section 2(a)(iii) hereof.

     Effectiveness Target Date: As defined in Section 2(a)(ii) hereof.

     Exchange Act: Securities Exchange Act of 1934, as amended.

     Holder: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

     Indemnified Holder: As defined in Section 6(a) hereof.

     Indenture: The Indenture, dated as of November 18, 2002, among the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Debentures and the Guarantees are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

     Initial Purchasers: As defined in the preamble hereto.

     Interest Payment Date: As defined in the Indenture.

     Company: As defined in the preamble hereto.

     Majority of Holders: Holders holding 50% in aggregate principal amount of the Debentures outstanding at the time of determination of the Majority of Holders; provided, however, that, for purposes of this definition, a holder of ADRs which constitute Transfer Restricted Securities that were previously issued upon conversion of Debentures shall be deemed to hold an aggregate principal amount of Debentures (in addition to the principal amount of Debentures held by such holder) equal to the product of (x) the number of such ADRs held by such holder and (y) the prevailing conversion price, such prevailing conversion price as determined in accordance with Section 12.4 of the Indenture.

     NASD: National Association of Securities Dealers, Inc.

     Person: An individual, partnership, corporation, unincorporated organization, limited liability company, trust, joint venture or a government or agency or political subdivision thereof.

     Prospectus: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Questionnaire Deadline: As defined in Section 2(b) hereof.

     Record Holder: With respect to any Damages Payment Date, each Person who is a Holder on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur. In the case of a Holder of ADRs issued upon conversion of the Debentures, "Record Holder" shall mean each Person who is a Holder of ADRs which constitute Transfer Restricted Securities on the November 1 or May 1 immediately preceding the Damages Payment Date.

     Registration Default: As defined in Section 3(a) hereof.

     Sale Notice: As defined in Section 4(e) hereof.

     Securities Act: Securities Act of 1933, as amended.

     Shelf Filing Deadline: As defined in Section 2(a)(i) hereof.

     Shelf Registration Statement: As defined in Section 2(a)(i) hereof.

     Suspension Period. As defined in Section 4(b)(i) hereof.

     TIA: Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under the TIA.

     Transfer Restricted Securities: Each Debenture and each ADR issued upon conversion of Debentures until the earliest to occur of:

          (i) the date on which such Debenture or such ADRs issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

          (ii) the date on which such Debenture or such ADRs issued upon conversion (A) has been transferred in compliance with Rule 144 under the Securities Act or (B) may be sold or transferred pursuant to Rule 144 under the Securities Act without regard to the volume limitations thereof (or any other similar provision then in force); and

          (iii) the date on which such Debenture or such ADRs issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

     Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public;

provided, however, that such registration or offering shall be made no more than two times under this Agreement.

     2. Shelf Registration.

     (a) The Company and the Guarantor shall:

          (i) not later than 90 days after the earliest date of original issuance of any of the Debentures (the "Shelf Filing Deadline"), cause a registration statement to be filed pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

          (ii) use their reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as is practicable but in no event later than 180 days after the earliest date of original issuance of any of the Debentures (the "Effectiveness Target Date"); and

          (iii) use their reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that: (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the "Effectiveness Period") of:

               (1) two years following the last date of original issuance of Debentures; or

               (2) such shorter period that will terminate when (x) all of the Holders of Transfer Restricted Securities (other than the Company and its Affiliates) are able to sell all Transfer Restricted Securities without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor rule thereto, (y) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (z) all Transfer Restricted Securities registered under the Shelf Registration Statement have been sold.

     (b) Not less than 30 calendar days prior to the effectiveness of the Shelf Registration Statement, the Company shall mail the form of questionnaire attached hereto as Exhibit A to each Holder, and no Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, prior to or on the 20th Business Day after receipt of a request therefor (the "Questionnaire Deadline"), such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders of Transfer Restricted Securities, the Company shall notify such Holders of the requirements set forth in the preceding sentence. No Holder of Transfer Restricted Securities shall be entitled to Additional Amounts pursuant to
Section 3 hereof unless such Holder shall have provided all such reasonably requested information prior to or on the Questionnaire Deadline. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

     3. Additional Amounts.

     (a) If:

          (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

          (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

          (iii) subject to the provisions of Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

          (iv) prior to or on the 45th or 60th day, as the case may be, of any Suspension Period, such suspension has not been terminated,

(each such event referred to in foregoing clauses (i) through (iv), a "Registration Default"), the Company hereby agrees to pay the following additional amounts ("Additional Amounts") with respect to the Transfer Restricted Securities for which the Holders thereof have provided the information under the terms of Section 2(b) hereof, from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured:

               (A) in respect of the Debentures, to each holder of Debentures,
          (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.25% of the principal amount of the Debentures, and (y) with respect to the period commencing on the 91st day following the day the

          Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.50% of the principal amount of the Debentures; provided that in no event shall Additional Amounts accrue at a rate per year exceeding 0.50% of the principal amount of the Debentures; and

               (B) in respect of any ADRs issued upon conversion of Debentures, to each holder of such ADRs, (x) with respect to the first 90-day period in which a Registration Default shall have occurred and be continuing, in an amount per year equal to 0.25% of the principal amount of the Debentures converted into such ADRs, and (y) with respect to the period commencing the 91st day following the day the Registration Default shall have occurred and be continuing, in an amount per year equal to 0.50% of the principal amount of the Debentures converted into such ADRs; provided, however, that in no event shall Additional Amounts accrue at a rate per year exceeding 0.50% of the principal amount of the Debentures converted into such ADRs.

     (b) All accrued Additional Amounts shall be paid in arrears to Record Holders by the Company on each Damages Payment Date in the same manner as interest is payable under the Debentures. Following the cure of all Registration Defaults relating to any particular Debenture or ADRs issued upon conversion of Debentures, the accrual of Additional Amounts with respect to such Debenture or such ADRs shall cease.

     All obligations of the Company or the Guarantor set forth in this Section 3 with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

     The Additional Amounts set forth above shall be the exclusive remedy available to the Holders of Transfer Restricted Securities for Registration Defaults.

     4. Registration Procedures.

     (a) In connection with the Shelf Registration Statement, the Company and the Guarantor shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

     (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company and the Guarantor shall:

          (i) Subject to any notice by the Company or the Guarantor in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for the resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "Suspension Period") if:

               (x) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Company's or the Guarantor's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (y) the Company or the Guarantor, as the case may be, reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Guarantor (and its subsidiaries, taken as a whole);

     provided, however, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's or the Guarantor's ability to consummate such transaction, the Company may extend a Suspension Period from 45 days to 60 days; provided, however, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.

          (ii) Except during a Suspension Period, (A) use its reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period;
     (B) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and (C) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf

     Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

          (iii) Advise the underwriter(s), if any, and selling Holders promptly (but in any event within five Business Days) and, if requested by such Persons, to confirm such advice in writing:

               (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

               (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

               (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

               (D) except during a Suspension Period, of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

          (iv) If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (v) Furnish to each of the selling Holders upon request by such selling Holders and to each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five Business Days, and the Company will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within five Business Days after the receipt thereof. The objection of a selling Holder or underwriter, if any, shall be deemed to be reasonable if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

          (vi) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Guarantor and the Company as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Guarantor and the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that any information designated by the Guarantor or the Company as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

          (vii) If reasonably requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may from time to time reasonably request to have included therein, including, without limitation: (A) information concerning such Holder and the underwriter(s), if any, and the distribution of the Transfer Restricted Securities of such Holders or underwriters(s), if any,
     (B) information relating to the "Plan of Distribution" of the Transfer Restricted Securities, (C) information with respect to the principal amount of Debentures or number of ADRs being sold to such underwriter(s), (D) the purchase price being paid therefor and (E) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (viii) Furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

          (ix) Deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

          (x) If an underwriting agreement is entered into and the registration is an Underwritten Registration, the Company and the Guarantor shall:

               (A) upon request, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

                    (1) a certificate, dated the date of such closing, signed by any Managing Director of the Company confirming, as of the date thereof, the matters set forth in Section 5(j) of the Purchase Agreement and such other matters as such parties may reasonably request;

                    (2) opinions, each dated the date of such closing, of
               counsel to the Company covering such of the matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities; and

                    (3) customary comfort letters, dated the date of such
               closing, from the independent accountants of the Guarantor (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

               (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

               (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (x).

          (xi) Before any public offering of Transfer Restricted Securities, cooperate to the extent reasonable with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Guarantor nor the Company shall be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

          (xii) Cooperate to the extent reasonable with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such underwriter(s).

          (xiii) Use its reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

          (xiv) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (xv) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Debentures that are in a form eligible for deposit with The Depository Trust Company.

          (xvi) Cooperate and assist to the extent reasonable in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

          (xvii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

          (xviii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Debentures to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA, and execute and use its reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

               (xix) Cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted.

               (xx) Provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of
          Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement.

               (xxi) If reasonably requested by the underwriters, if any, make appropriate officers of the Company or the Guarantor reasonably available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

     (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, (A) hold any such notice in confidence and (B) forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

          (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiv) hereof; or

          (ii) such Holder is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

     (d) Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the Company in writing, within 20 Business Days after receipt of a request therefor as set forth in a questionnaire, such information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted Securities as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. (The form of the questionnaire is attached hereto as Exhibit A.) Holders that do not complete the questionnaire and deliver it to the Company shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Company in writing such other information as the Company may from time to time reasonably request in writing.

     (e) Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Company at least three Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "Sale Notice"), which notice shall be effective for five Business Days. Each Holder of this Security, by accepting the same, agrees to hold any communication by the Company in response to a Sale Notice in confidence.

     5. Registration Expenses.

     (a) All expenses incident to the Company's or the Guarantor's performance of or compliance with this Agreement shall be borne by the Company or the Guarantor regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

          (i) all registration and filing fees and expenses (including filings made by any Initial Purchasers or Holders with the NASD);

          (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

          (iii) all expenses of printing (including printing of Prospectuses and certificates for ADRs to be issued upon conversion of the Debentures), messenger and delivery services and telephone;

          (iv) all fees and disbursements of counsel to the Company and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

          (v) all application and filing fees in connection with listing (or authorizing for quotation) the ADRs on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

          (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     Each of the Company and the Guarantor shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and the Guarantor.

     (b) In connection with the Shelf Registration Statement required by this Agreement, the Company shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (which fees shall be subject to a maximum amount to be mutually agreed upon among the Company, the Initial Purchasers and the Holders of Transfer Restricted Securities), which shall be Cleary, Gottlieb, Steen & Hamilton, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared.

     6. Indemnification and Contribution.

     (a) The Company and the Guarantor, jointly and severally, shall indemnify and hold harmless each Holder, such Holder's officers and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an "Indemnified Holder"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

          (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company or the Guarantor (or based upon written information furnished by or on behalf of the Company or the Guarantor expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

          (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantor may otherwise have to any Indemnified Holder.

     (b) Each Holder, severally and not jointly, shall indemnify and hold harmless each of the Company and the Guarantor, and its officers, directors, managers and employees and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Guarantor or any such officer, director, manager, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

          (ii) the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Company and the Guarantor and any such officer, director, manager, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, the Guarantor or any such officer, director, manager, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company, the Guarantor and any such officer, director, manager, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if a Majority of Holders shall have reasonably concluded that there may be one or more legal defenses available to them and their respective officers, employees and controlling persons that are different from or additional to those available to the Company and the Guarantor and their respective officers, directors, managers, employees and controlling persons, the reasonable fees and expenses of a single separate counsel shall be paid, jointly and severally, by the Company and the Guarantor. No indemnifying party shall:

          (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

          (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

          (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

          (ii) if the allocation provided by clause (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Company and the Guarantor on the one hand and the Holder on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debentures purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale or proposed sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this
Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this
Section 6(d) are several and not joint.

     7. Rule 144A. In the event the Company and the Guarantor are not subject to
Section 13 or 15(d) of the Exchange Act, the Company and the Guarantor hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

     8. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless at least 20% of the Holders of the Transfer Restricted Securities outstanding at the time of the Underwritten Registration participate in such Underwritten Registration and such Holder:

          (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

          (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     9. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

     10. Miscellaneous.

     (a) Remedies. The Company and the Guarantor acknowledges and agrees that any failure by the Company and the Guarantor to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof.

     (b) Adjustments Affecting Transfer Restricted Securities. The Company and the Guarantor shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted

Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

     (c) No Inconsistent Agreements. Neither the Company nor the Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, neither the Company nor the Guarantor shall grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. Except as described or incorporated by reference in the Offering Memorandum dated November 13, 2002 relating to the Debentures, neither the Company nor the Guarantor has previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

     (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of ADRs, as the case may be; and

          (ii)  if the Company:

                Teva Pharmaceutical Finance B.V.
                c/o MeesPierson Trust (Curacao) N.V.
                J.B. Gorsiraweg 14
                Curacao, Netherlands Antilles
                Attention:  Steven Melkman
                Fax:  59999 4614129

          (iii) if to the Guarantor:

                Teva Pharmaceutical Industries Limited
                5 Basel Street
                P.O. Box 3190
                Petach Tikva 49131
                Israel
                Attention: Uzi Karniel
                Fax: 972-3-926-7429

                In each case with a copy to:

                Willkie Farr & Gallagher
                787 7th Avenue
                New York, NY  10019
                Attention: Peter H. Jakes, Esq.
                Fax: (212) 728-8111

     All such notices and communications shall be deemed to have been duly given at: the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Securities Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        TEVA PHARMACEUTICAL FINANCE B.V.


                                        By  /s/ Richard S. Egosi
                                            ----------------------------------
                                            Name:  Richard S. Egosi
                                            Title: Attorney-in-Fact


                                        TEVA PHARMACEUTICAL INDUSTRIES LIMITED


                                        By  /s/ Israel Makov
                                            ----------------------------------
                                            Name:  Israel Makov
                                            Title: President and Chief Executive
                                                   Officer


                                        By  /s/ Dan S. Suesskind
                                            ----------------------------------
                                            Name:  Dan S. Suesskind
                                            Title: Chief Financial Officer

                                        LEHMAN BROTHERS INC.
                                        SALOMON SMITH BARNEY INC.


                                        By:  LEHMAN BROTHERS INC.


                                        By  /s/ Jason Fertig
                                            ----------------------------------
                                            Authorized Representative

                                                                       Exhibit A


                        Teva Pharmaceutical finance B.V.

                        NOTICE OF REGISTRATION STATEMENT

                                       AND

                SELLING SECURITYHOLDER ELECTION AND QUESTIONNAIRE

--------------------------------------------------------------------------------

                                     NOTICE

     Teva Pharmaceutical Finance B.V. (the "Company") and Teva Pharmaceutical Industries Limited ("Teva") have filed, or intend shortly to file, with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 or such other Form as may be available (the "Shelf Registration Statement"), for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Company's 0.375% Convertible Senior Debentures due 2022 (CUSIP Nos. 88164M AA 6 and N85093 AA 5) (the "Debentures"), and ADRs of Teva issuable upon conversion thereof (the "ADRs" and together with the Debentures, the "Transfer Restricted Securities") in accordance with the terms of the Resale Registration Rights Agreement, dated as of November 18, 2002 (the "Registration Rights Agreement") among the Company, Teva, Lehman Brothers Inc. and Salomon Smith Barney Inc. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

     In order to sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, a beneficial owner of Transfer Restricted Securities generally will be required to be named as a selling securityholder in the related Prospectus, deliver a Prospectus to purchasers of Transfer Restricted Securities, be subject to certain civil liability provisions of the Securities Act and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification rights and obligations, as described below). In order to be included in the Shelf Registration Statement, this Election and Questionnaire must be completed, executed and delivered to the Company at the address set forth herein for receipt PRIOR TO OR ON [insert here date that is 20 business days from the date of this notice] (the "Election and Questionnaire Deadline"). Beneficial owners that do not complete this Notice and Questionnaire prior to the Election and Questionnaire Deadline and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement.

     Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.



                                    ELECTION

     The undersigned Holder (the "Selling Securityholder") of Transfer Restricted Securities hereby elects to include in the Shelf Registration Statement the Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3). The undersigned, by signing and returning this Election and Questionnaire, understands that it will be bound by the terms and conditions of this Election and Questionnaire and the Registration Rights Agreement.

     Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the Company, Teva, the Company's managers, Teva's directors, the Company's and Teva's officers who sign the Shelf Registration Statement and each person, if any, who controls the Company or Teva within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the Selling Securityholder made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided in this Election and Questionnaire.

     The Selling Securityholder hereby provides the following information to the Company and Teva and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

1.   (a)  Full legal name of Selling Securityholder:

     (b) Full legal name of registered holder (if not the same as (a) above) through which Transfer Restricted Securities listed in (3) below are held:

     (c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in
          (3) are held:

2.   Address for notices to Selling Securityholder:

     Telephone:

     Fax:

     Contact Person:

3.   Beneficial ownership of Transfer Restricted Securities:

     (a) Type of Transfer Restricted Securities beneficially owned, and principal amount of Debentures, or number of ADRs or ordinary shares of Teva, as the case may be, beneficially owned:



     (b) CUSIP No(s). of such Transfer Restricted Securities beneficially owned:



4. Beneficial ownership of the Company's or Teva's securities owned by the Selling Securityholder:

     Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company or Teva other than the Transfer Restricted Securities listed above in Item (3) ("Other Securities").

     (a)  Type and amount of Other Securities beneficially owned by the Selling
          Securityholder:



     (b)  CUSIP No(s). of such Other Securities beneficially owned:

5.    Relationship with Teva:

     Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Teva (or its predecessors or affiliates) during the past three years.

     State any exceptions here:

6.   Broker-dealer status:

     (a)  Is the Selling Securityholder a registered broker-dealer?

          Yes  __ No __

     (b)  Is the Selling Securityholder an affiliate of a broker-dealer?

          Yes  __ No __

     If the answer to question (b) is ""Yes," you must answer the questions in
     (c) below.

     (c) (i) If the Selling Securityholder is an affiliate of a registered broker-dealer, list the name(s) of the affiliated broker-dealer(s):

          (ii) If the Selling Securityholder is an affiliate of a registered broker-dealer, did it purchase the Transfer Restricted Securities in the ordinary course of business?

          Yes __ No __

          (iii) If the Selling Securityholder is an affiliate of a registered broker-dealer, at the time of the purchase of the Transfer Restricted Securities, did the Selling Securityholder have any agreements or understandings, directly or indirectly, with any person to distribute the Transfer Restricted Securities?

          Yes __ No __

7.   Plan of Distribution

     Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

          (i) on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;

          (ii) in the over-the-counter market;

          (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

          (iv) through the writing of options.

     In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities and deliver Transfer Restricted

     Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.

     State any exceptions here:


     Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Company or Teva.

     By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees it will comply, with the provisions of the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

     If the Selling Securityholder transfers all or any portion of the Transfer Restricted Securities listed in Item 3 above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Election and Questionnaire and the Registration Rights Agreement.

     By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company and Teva in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

     In accordance with the Selling Securityholder's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

     Once this Election and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Election and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company, Teva and the Selling Securityholder with respect to the Transfer Restricted Securities beneficially owned by such Selling Securityholder and listed in Item 3 above. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:


                                        Beneficial Owner


                                        By:
                                             ---------------------------------
                                             Name:
                                             Title:


Please return the completed and executed Election and Questionnaire for receipt prior to or on [insert date of Election and Questionnaire Deadline] to Teva Pharmaceutical Finance B.V. at:

     Teva Pharmaceutical Finance B.V.
     c/o MeesPierson Trust (Curacao) N.V.
     J.B. Gorsiraweg 14
     Curacao, Netherlands Antilles
     Attention:  Steven Melkman

                                                            ANNEX 1 TO EXHIBIT A

                           NOTICE OF TRANSFER PURSUANT
                            TO REGISTRATION STATEMENT



Teva Pharmaceutical Finance B.V.
c/o MeesPierson Trust (Curacao) N.V.
J.B. Gorsiraweg 14
Curacao, Netherlands Antilles


                  Re: Teva Pharmaceutical Finance B.V.'s o% Convertible Senior Debentures due 2022 (the "Debentures")

Dear Sirs:

     Please be advised that           has transferred $           aggregate
principal amount of the above-referenced Debentures or           ADRs or
ordinary shares of Teva Pharmaceutical Industries Limited issued on conversion or repurchase of Debentures, pursuant to the Registration Statement on Form F-3
(File No. 333-        ) filed by the Company and Teva Pharmaceutical Industries
Limited.

     We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above named beneficial owner of the Debentures, ADRs or ordinary shares is named as a selling securityholder in the Prospectus dated , or in amendments or supplements thereto, and that the aggregate principal amount of the Debentures, number of ADRs or ordinary shares transferred are [all or a portion of] the Debentures, ADRs or ordinary shares listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                        Very truly yours,


                                        [name]
                                        By:
                                             ---------------------------------
                                                  (Authorized signature)





Dated:
        ---------------------------